U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 9, 2005

COMMISSION FILE NUMBER:

Celtron International, Inc.

(Exact name of registrant as specified in its charter)

Nevada	91-1903590
State or jurisdiction of incorporation or Organization

563 Old Pretoria Road	S9 1658
Midrand, South Africa	Zip Code

Registrant's telephone number: 2783-785-4584

NONE

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(Former name or former address, if changed since last report)

Section 1 – Registrant’s Business and Operations

Item 1.01: Entry into a Material Definitive Agreement

On December 9, 2005, Celtron International, Inc. entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated December 9, 2005 with Satellite Security Systems, Inc., a California Corporation (“S3”), Celtron S3 Acquisition Corp. (“Merger Sub”), and Opus International, LLC, a Maryland limited liability company (“Opus”).

The Merger Agreement contemplates that Celtron will acquire S3 through a reverse triangular merger (the “Merger”) of Merger Sub, a wholly owned subsidiary of Celtron formed for the purpose of the merger, with and into S3, with S3 as the surviving corporation.  If the Merger is completed, the shareholders of S3 will receive approximately 67 million shares of Celtron common stock in exchange for their common stock in S3 and S3 will become a wholly owned subsidiary of Celtron.  It is anticipated that approximately 99.2 million shares of Celtron common stock will be outstanding following the Merger.  Celtron will also assume outstanding options to purchase S3 common stock, which would be exercisable for approximately 1.9 million shares of Celtron common stock.

The closing of the Merger is subject to several conditions, including the approval of the shareholders of S3, the continued accuracy of representations and warranties of S3 and Celtron, and no material adverse change in the business, financial condition or results of operations of Celtron or Opus.  It is contemplated that the Merger will close on or prior to December 31, 2005.  Following the closing, the shareholders of S3 will have two demand registration rights and unlimited registration rights with respect to all shares of Celtron common stock that they hold.

Upon the effective date of the Merger, Allen Harington and Amanda Harington will resign as officers and directors of the Company, and Marius Jordan will resign as director of the Company, and the directors and executive officers of S3 will become directors and executive officers of Celtron, as follows:

Kenneth Dixon	Chief Executive Officer and Director
John Phillips	President and Director
Randall A. Smith	Chief Financial Officer
Stephen Hallock	Director

Opus presently owns 5.0 million shares of Celtron common stock, and it is anticipated that Opus will receive approximately 54.7 million shares of Celtron common stock in the Merger.  As a result, it is anticipated immediately following the Merger the Opus will own approximately 59.7 million shares of Celtron common stock, representing approximately 60.2% of the outstanding Celtron common stock.

Item 9-Financial Statements and Exhibits

a) Financial Statements of Business to be Acquired

It is not practical to set forth the financial statements of the business to be acquired.  The Registrant will file financial statements within 71 calendar days of the filing of this report.

b)  Pro Forma Financial Statements

It is not practical to set forth the financial statements of the business to be acquired.  The Registrant will file pro forma financial statements within 71 calendar days of the filing of this report.

d) Exhibits

Exhibit 10.18  Agreement and Plan of Merger dated December 9, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2005

Celtron International, Inc.

/s/ Allen Harington_____________________

By: Allen Harington, Chief Executive Officer